S&P Global
Market Intelligence

Sturm, Ruger & Company, Inc. NYSE:RGR

Earnings Call

Wednesday, July 29, 2026 9:30 PM GMT

CALL PARTICIPANTS 2

PRESENTATION 3

QUESTION AND ANSWER 6

* Capability needed to view estimates data. Please contact your account

COPYRIGHT © 2026 S&P Global Market Intelligence, a

spglobal.com/marketintelligence

STURM, RUGER & COMPANY, INC. FQ2 2026 EARNINGS CALL JUL 29, 2026

Call Participants

EXECUTIVES

Sarah F. Colbert

SVP, VP of Administration, General
Counsel & Corporate Secretary

Todd W. Seyfert
President, CEO & Director

ANALYSTS

Mark Eric Smith

Lake Street Capital Markets, LLC,
Research Division

Rommel Tolentino Dionisio
Aegis Capital Corporation,
Research Division

Copyright © 2026 S&P Global Market Intelligence, a division of S&P Global Inc. All Rights reserved.

spglobal.com/marketintelligence

STURM, RUGER & COMPANY, INC. FQ2 2026 EARNINGS CALL JUL 29, 2026

Presentation

Operator

Hello everyone, thank you for joining us and welcome to the Sturm, Ruger & Company Q2 Earnings Call. [Operator Instructions]

I will now hand the conference over to Todd Seyfert, CEO. Please go ahead.

Todd W. Seyfert President, CEO & Director

Good afternoon, and thank you for joining us for the Sturm, Ruger & Company's Second Quarter 2026 Earnings Conference Call. I'm Todd Seyfert, President and Chief Executive Officer. Before we get started, I would like to turn it over to Sarah Colbert, our General Counsel, for the caution on forward-looking statements.

Sarah F. Colbert

SVP, VP of Administration, General Counsel & Corporate Secretary

I'd like to remind everyone that some of the statements we make today will be forward-looking in nature. These statements reflect our current expectations, but actual results could differ materially due to several uncertainties and risks. You can find more information about these factors in our most recent Form 10-K and other filings with the SEC. We do not undertake any obligation to update these forward-looking statements. Reconciliations of any non-GAAP measures discussed today are available in our earnings release and on our website.

Todd W. Seyfert President, CEO & Director

Thank you, Sarah. As you saw in today's earnings release, the second quarter represented another meaningful step forward in executing our 2026 plan. We delivered another quarter of strong financial results while making meaningful progress in strengthening the foundation of the business. We improved our manufacturing performance and formally established the Ruger Business System, which will serve as the framework for how we manage and continuously improve the business going forward.

While we're encouraged by our financial performance during the quarter, I'm equally encouraged by how we achieved those results. Let me first take you through the financials for the quarter. Net sales were $158 million, a 19% increase over Q2 2025. This was driven by continued strength across our core product portfolio, higher average selling prices, and increased manufacturing output. Adjusted EBITDA margin expanded to 10.5%, driven by favorable product mix, continued premiumization within our existing product families, and improved manufacturing efficiencies. Diluted earnings were $0.43 per share, compared to a diluted loss of $1.05 in the prior year period. On an adjusted basis, diluted earnings increased to $0.52 per share compared with $0.41 per share last year. Cash generated from operations totaled more than $17 million for the quarter.

We also continued returning capital to shareholders through our quarterly dividend, consistent with our long-standing capital allocation philosophy. The Board of Directors declared a dividend of $0.21 per share for the second quarter. While those results are positive, equally important is the operational progress that made those results possible.

One trend I'm particularly encouraged by is our consistency. This marks our 5th consecutive quarter of both sequential and year-over-year sales growth, while profitability has continued improving as we execute initiatives to simplify the business and reduce costs.

During our first quarter call, we discussed production constraints that limited our ability to fully meet customer demand. Our operations teams responded with urgency while remaining focused on maintaining the quality and reliability our customers expect from Ruger products. Throughout the second quarter,

Copyright © 2026 S&P Global Market Intelligence, a division of S&P Global Inc. All Rights reserved.

spglobal.com/marketintelligence

STURM, RUGER & COMPANY, INC. FQ2 2026 EARNINGS CALL JUL 29, 2026

we improved manufacturing execution, increased throughput, and began rebuilding finished goods inventory in a disciplined manner. That allowed us to improve product availability without compromising our inventory management objectives.

Another important milestone during the quarter was the continued expansion of our accessory business. Accessories represent an important extension of our strategy to build complete product ecosystems that complement our core firearm platforms. Our most recent offerings focus on the vast modern sporting rifle market and leverage the success of our new Harrier rifle.

From a market perspective, consumer demand throughout the quarter developed as we anticipated. Normal seasonality presented itself April through June, as summer months saw a slowing of retail foot traffic as consumers prepared to shift from spring range demand into fall hunt and holiday season. Adjusted NICS remained above prior year levels during the quarter, and our estimated distributor sell-through increased 19% year-over-year, significantly outperforming the approximately 5% increase in adjusted NICS over the same period. Taken together, these trends reinforce our confidence in the health of the business.

Consumer demand for the Ruger brand remains strong. Our new products continue gaining traction, and inventory throughout the channel remains balanced. We saw distributors reduce inventory on a year-over-year basis while retail sell-through remained strong, providing additional evidence that demand continues to be driven by consumers rather than inventory replenishment alone.

At the same time, we improved product mix while rebuilding inventory both internally and at distribution, compared to the first quarter. We believe this positions us well heading into the important fall hunting and holiday season, while allowing us to continue increasing production of the products consumers are demanding most. Perhaps the most important milestone of the quarter wasn't reflected in any single financial metric. During the second quarter, we formally established the Ruger Business System. While the name is new, the objective is straightforward. The Ruger Business System establishes a common operating framework for how we plan, execute, measure performance, and continuously improve across the enterprise. It aligns our teams around common objectives, reinforces accountability, and creates a shared language for operational excellence across all of our facilities and functions.

Most importantly, it provides the structure necessary to execute both our annual operating plans and our long-term Ruger 2030 strategy. For shareholders, the Ruger Business System should be viewed as an investment in growth and consistency. We know that the firearms market fluctuates, but our objective is to build an organization that can execute regardless of the macro environment. It's designed to improve the way we make decisions, solve problems, and execute across every part of the business to deliver predictive results each quarter.

As we look forward to the back half of the year, I would like to walk us through our progress on the 2026 plan and the overall health of the business. Throughout the first 6 months, net sales were $299 million, a 12% increase over 2025. Cash generated from operations was up 39% during the period and totaled $36 million. Sales of new products accounted for $81 million, or 29% of firearm sales for the period. As of June 27, 2026, our cash and short-term investments totaled $118 million. Our current ratio is 3.3:1, and we have no debt. Year-to-date, capital expenditures total $8 million. As we've mentioned before, we expect capital expenditures to total approximately $30 million for the year. In the first 6 months, we returned $3 million to our shareholders through the payment of quarterly dividends.

Our priorities for the balance of 2026 remain unchanged. Improving profitability through focusing on direct material cost, insourcing of components, and driving product premiumization. Aligning factory capacity with demand by redeploying capital assets across locations that can better leverage our footprint, and cross-training employees to create flexibility across product lines. Right-sizing the business to our future product portfolio by intentionally mapping product life cycles and roadmaps to meet consumer demand. Carefully listening to voice of the customer feedback, innovating where possible, and exiting unprofitable platforms where demand is waning. Increasing output on proven high-demand product lines by reducing bottleneck cycle times, increasing productivity through improved shop floor leadership, and where needed, leveraging existing capital with increased shifts. Expanding into new markets through complete product

Copyright © 2026 S&P Global Market Intelligence, a division of S&P Global Inc. All Rights reserved.

spglobal.com/marketintelligence

STURM, RUGER & COMPANY, INC. FQ2 2026 EARNINGS CALL JUL 29, 2026

ecosystems, increased accessory offerings, a broader international presence, and new market segments in domestic and international law enforcement and security.

As I've stated before, these priorities are not short-term actions. They are foundational steps that position us for sustained growth and performance. There is still important work ahead. We believe the operational foundation we've built over the past year positions Ruger to execute more consistently, respond more effectively to market conditions, and create durable long-term value.

I'd like to thank our employees for their commitment and execution throughout the quarter. Operator, can we please have the first question?

Copyright © 2026 S&P Global Market Intelligence, a division of S&P Global Inc. All Rights reserved.

spglobal.com/marketintelligence

STURM, RUGER & COMPANY, INC. FQ2 2026 EARNINGS CALL JUL 29, 2026

Question and Answer

Operator

[Operator Instructions] The first question is from the line of Mark Smith with Lake Street.

Mark Eric Smith

Lake Street Capital Markets, LLC, Research Division

Hey, Todd, I wanted to ask a little bit about new products. If there was anything that fell off from kind of the new products list and in kind of your comfort level, as well as if there was anything that's kind of added in here, the mix within new products that's maybe driving ASP a little bit higher.

Todd W. Seyfert President, CEO & Director

Sure. Hey, Mark. Yes, one real important factor on the new products is, if you remember, we only track things that have been launched in the past 2 years. And so in the second quarter, the Gen II rifles rolled off. So think about that volume in terms of our total volume. The good news is, Mark, is that we have a tremendous pipeline of new products, and not only in Gen II, but across the portfolio. And so really it's the timing of the roll-off of those as we launch new products.

The other thing I would tell you is, because of the demand in Q2, we did postpone some product launches. Just given demand of current products, we wanted to make sure we were fulfilling those products first before launching more.

Mark Eric Smith

Lake Street Capital Markets, LLC, Research Division

And that maybe fits into my next question, which is, as we look at the back orders, units on back order up a fair amount here. Walk us through kind of your comfort level with that number, your ability to hit and maybe reduce that number as we go forward?

Todd W. Seyfert President, CEO & Director

Yes, so a lot of work that we talked about just recently is really what we're doing to increase our volumes. And so a lot of work happening in the facilities, a lot of work around the product roadmaps, really understanding where that demand is, which lines, and what we can do to increase that production.

So a lot of effort. If you remember Q1, we had the issues around some of the facilities having some snowstorms. A lot of focus on increasing output in the short term in Q2 to catch up. We also had a number of 250th anniversary products that were launched in the quarter as well. And so chasing kind of that volume in the short term.

And looking back to the back half of the year, Mark, really focusing on where do we have the most demand? What product lines are those on? And making sure that as we evaluate those lines, we're adding the appropriate people and also looking at additional shifts where it makes sense.

Mark Eric Smith

Lake Street Capital Markets, LLC, Research Division

Okay, and if I could squeeze one more in. You talked a little bit about some capital allocation, use of cash here. I'm curious if any other insights that you can give us as we think about needs coming up in CapEx? Is there any investments that you guys need to make or maybe even plans of what you can do with excess cash?

Todd W. Seyfert

President, CEO & Director

Copyright © 2026 S&P Global Market Intelligence, a division of S&P Global Inc. All Rights reserved.

spglobal.com/marketintelligence

STURM, RUGER & COMPANY, INC. FQ2 2026 EARNINGS CALL JUL 29, 2026

Sure. So, the next few years, Mark, as we stated, it really is trying to target that $30 million of CapEx, really that goes around additional capacity, innovation in terms of whether that's efficiency gains in the facilities through newer machines, thinking about going and migrating to mini cells, which we're starting to pilot in some of our facilities right now, which gives us a little bit more flexibility in terms of the types of machines we're buying, a little bit more fifth axis, if you will. So it gives us a little bit more flexibility in how we make product. And so that's some of the thought process around the $30 million target over the next few years. So really continuing to invest in the current business and the future product profiles.

In terms of the cash position that we're in, I'm happy to report, we're hovering around that $118 million. As you know, being a long-term follower and investor, we were very thoughtful around our capital deployment. And so we're going to invest in the business first. That's the clear priority. Then we'll look at opportunities of what else to do with that cash, whether that's, you know, if we feel our stock set at a lower point than we think it's worth, you know, we do have the ability to buy back stock. We have looked at M&A, as you know, and we continue to evaluate where that could make sense.

And then also just given the cyclicality of this business, we do like to have, you know, cash on hand to, you know, weather the storm, if you will, if anywhere to come. So we're feeling really good with where we are and we'll continue to treat our capital from our investors very, very thoughtfully.

Mark Eric Smith

Lake Street Capital Markets, LLC, Research Division

Perfect. Thank you.

Todd W. Seyfert President, CEO & Director

Absolutely. Thanks, Mark.

Operator

Your next question is from the line of Rommel Dionisio with Aegis Capital.

Rommel Tolentino Dionisio

Aegis Capital Corporation, Research Division

Thank you very much. Todd, you just alluded to possibly delaying some of the new product launches just to help get you through the strong demand in the current period. Without asking you for too much, could you like, how much are we delaying them to next year or just, you know, a few months? How should we kind of think about these next few months and quarters for the pace of new product introductions? Thank you.

Todd W. Seyfert President, CEO & Director

Thanks. Really, I would say it's in the short term, really looking at, for instance, on Gen II, given the current demand of those calibers heading into hunting season, you know, we didn't feel it appropriate to add new products to that. Where we have lines that share production, we would make sure that we're not introducing new products or new parts to those lines. So really, I would call it a shorter-term focus, Rommel, in terms of that prioritization of what we introduce. That's kind of how we're thinking about it.

Rommel Tolentino Dionisio

Aegis Capital Corporation, Research Division

Okay, and just maybe dovetailing with that, should we think about then capital expenditures moving possibly more into the full -- I know you reiterated the $30 million number for the full year, but should we think about that maybe moving more kind of fourth quarter loaded as opposed to third quarter loaded just given the change in the cadence of new product introductions? Or does that not really matter from a timing standpoint?

Copyright © 2026 S&P Global Market Intelligence, a division of S&P Global Inc. All Rights reserved.

spglobal.com/marketintelligence

STURM, RUGER & COMPANY, INC. FQ2 2026 EARNINGS CALL JUL 29, 2026

Todd W. Seyfert

President, CEO & Director

Yes, it's a little bit based on the calendar. Typically what happens is a lot of the projects are green-lighted the fourth quarter of the prior year, we get traction in the first quarter. And then in terms of the actual investment and the spending of dollars that happens typically towards the end. And so a lot of it happens after the middle of the year. And so you'll see that kind of happening over Q3 and Q4.

Rommel Tolentino Dionisio

Aegis Capital Corporation, Research Division

Okay, perfect. Thank you very much.

Todd W. Seyfert President, CEO & Director

Absolutely. Thank you.

Operator

There are no further questions at this time. I will now turn the call back to Todd Seyfert, CEO for closing remarks. Please go ahead.

Todd W. Seyfert President, CEO & Director

Thank you again for joining us today and for your continued investment in Ruger. The progress we've made during the first half of the year gives us confidence that we're building a stronger, more agile Ruger while remaining focused on delivering value for our customers, employees, and shareholders. We look forward to talking again next quarter. Thanks.

Operator

This concludes today's call. Thank you for attending. You may now disconnect.

Copyright © 2026 S&P Global Market Intelligence, a division of S&P Global Inc. All Rights reserved.

spglobal.com/marketintelligence

STURM, RUGER & COMPANY, INC. FQ2 2026 EARNINGS CALL JUL 29, 2026

Copyright © 2026 by S&P Global Market Intelligence, a division of S&P Global Inc. All rights reserved.

These materials have been prepared solely for information purposes based upon information generally available to the public and from sources believed to be reliable. No content (including index data, ratings, credit-related analyses and data, research, model, software or other application or output therefrom) or any part thereof (Content) may be modified, reverse engineered, reproduced or distributed in any form by any means, or stored in a database or retrieval system, without the prior written permission of S&P Global Market Intelligence or its affiliates (collectively, S&P Global). The Content shall not be used for any unlawful or unauthorized purposes. S&P Global and any third-party providers, (collectively S&P Global Parties) do not guarantee the accuracy, completeness, timeliness or availability of the Content. S&P Global Parties are not responsible for any errors or omissions, regardless of the cause, for the results obtained from the use of the Content. THE CONTENT IS PROVIDED ON "AS IS" BASIS. S&P GLOBAL PARTIES DISCLAIM ANY AND ALL EXPRESS OR IMPLIED WARRANTIES, INCLUDING, BUT NOT LIMITED TO, ANY WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE, FREEDOM FROM BUGS, SOFTWARE ERRORS OR DEFECTS, THAT THE CONTENT'S FUNCTIONING WILL BE UNINTERRUPTED OR THAT THE CONTENT WILL OPERATE WITH ANY SOFTWARE

OR HARDWARE CONFIGURATION. In no event shall S&P Global Parties be liable to any party for any direct, indirect, incidental, exemplary, compensatory, punitive, special or consequential damages, costs, expenses, legal fees, or losses (including, without limitation, lost income or lost profits and opportunity costs or losses caused by negligence) in connection with any use of the Content even if advised of the possibility of such damages. S&P Global Market Intelligence's opinions, quotes and credit-related and other analyses are statements of opinion as of the date they are expressed and not statements of fact or recommendations to purchase, hold, or sell any securities or to make any investment decisions, and do not address the suitability of any security. S&P Global Market Intelligence may provide index data. Direct investment in an index is not possible. Exposure to an asset class represented by an index is available through investable instruments based on that index. S&P Global Market Intelligence assumes no obligation to update the Content following publication in any form or format. The Content should not be relied on and is not a substitute for the skill, judgment and experience of the user, its management, employees, advisors and/or clients when making investment and other business decisions. S&P Global Market Intelligence does not act as a fiduciary or an investment advisor except where registered as such. S&P Global keeps certain activities of its divisions separate from each other in order to preserve the independence and objectivity of their respective activities. As a result, certain divisions of S&P Global may have information that is not available to other S&P Global divisions. S&P Global has established policies and procedures to maintain the confidentiality of certain nonpublic information received in connection with each analytical process.

S&P Global may receive compensation for its ratings and certain analyses, normally from issuers or underwriters of securities or from obligors. S&P Global reserves the right to disseminate its opinions and analyses. S&P Global's public ratings and analyses are made available on its Web sites, www.standardandpoors.com (free of charge), and www.ratingsdirect.com and www.globalcreditportal.com (subscription), and may be distributed through other means, including via S&P Global publications and third-party redistributors. Additional information about our ratings fees is available at www.standardandpoors.com/usratingsfees.

© 2026 S&P Global Market Intelligence.

Copyright © 2026 S&P Global Market Intelligence, a division of S&P Global Inc. All Rights reserved.

spglobal.com/marketintelligence